Exhibit 99.1

Grace News
Media Relations Rich Badmington T +1 410.531.4370 rich.badmington@grace.com	Investor Relations David Joseph T +1 410.531.8209 david.joseph@grace.com

Grace Announces Proposed Private Offering of Senior Notes

Columbia, MD - Sept. 9, 2014 - W. R. Grace & Co. (NYSE: GRA) (“Grace”) announced today that its wholly owned subsidiary, W. R. Grace & Co.-Conn. intends, subject to market and other customary conditions, to offer $1.0 billion in aggregate principal amount of senior notes due 2021 and 2024 (the “New Notes”). The New Notes will be fully and unconditionally guaranteed by Grace and certain of its existing and future domestic subsidiaries. The New Notes and the related guarantees will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act.
Grace expects to use the proceeds from the offering: (i) to terminate its obligations under the deferred payment agreement with the WRG Asbestos PI Trust (the “PI Trust”) for approximately $632 million; (ii) to partially fund the settlement of the warrant issued to the PI Trust; (iii) to repay amounts outstanding under its revolving credit facility; (iv) to pay certain fees and expenses incurred in connection with the offering of the New Notes; and (v) for other general corporate purposes.
The New Notes and the related guarantees have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.
There is no assurance that the New Notes will be issued or upon what terms.
This news release is not an offer to purchase, a solicitation of an offer to sell, or a solicitation of consents with respect to any securities.
About Grace
Built on talent, technology, and trust, Grace is a leading global supplier of catalysts; engineered and packaging materials; and specialty construction chemicals and building materials. The company’s three industry-leading business segments—Grace Catalysts Technologies, Grace Materials Technologies, and Grace Construction Products—provide innovative products, technologies, and services that improve the products and processes of our customer partners in over 150 countries around the world. Grace employs approximately 6,500 people in over 40 countries and had 2013 net sales of $3.1 billion.

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This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, Grace claims the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Like other businesses, Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions, including currency exchange rate changes; the cost and availability of raw materials and energy; the effectiveness of its research and development and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting Grace's funded and unfunded pension obligations; its legal and environmental proceedings; costs of compliance with environmental regulation; and those additional factors set forth in Grace's most recent Annual Report on Form 10-K, quarterly report on Form 10-Q and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the Internet at www.sec.gov. Reported results should not be considered as an indication

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Exhibit 99.1

of future performance. Readers are cautioned not to place undue reliance on Grace's projections and forward-looking statements, which speak only as the date thereof. Grace undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

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